As filed with the Securities and Exchange Commission on May 17, 2021

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MICT, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-0016420
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

28 West Grand Avenue, Suite 3,
Montvale, NJ 07645
(201) 225-0190

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Darren Mercer
President and Chief Executive Officer
MICT, INC.
28 West Grand Avenue, Suite 3
Montvale, NJ 07645
(201) 225-0190

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard I. Anslow, Esq.

Jonathan H. Deblinger, Esq.
Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas
New York, NY 10105-0302
(212) 370-1300

Fax: (212) 370-7889

Approximate date of commencement proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Registrant Primary Offering
Common Stock, par value $0.001 per share (1)(2)(3)	—	—	—	—
Preferred Stock, par value $0.001 per share (1)(2)(3)	—	—	—	—
Purchase Contracts (1)(2)(3)(5)	—	—	—	—
Warrants to Purchase common stock, Preferred Stock or other Securities (1)(2)(3)(6)	—	—	—	—
Subscription Rights to Purchase common stock or Preferred Stock (1)(2)(3)	—	—	—	—
Depositary Shares (1)(2)(3)	—	—	—	—
Debt Securities (which may be senior or subordinated, convertible or non-convertible, secured or unsecured) (1)(2)(3)	—	—	—	—
Units (1)(2)(3)(7)	—	—	—	—
Total Primary Offering (1)(2)(3)(4)	—	—	$750,000,000	$81,825
Registrant Secondary Offering
Shares of common stock (8)(9)	32,936,286	$1.495	$49,239,747.57	$5,372.06
Total Registration Fee				$87,197.06

1)	Securities registered hereunder in the Registrant’s primary offering may be sold separately, together or as units with other securities registered hereunder.
2)	With regard to the Registrant’s primary offering, the amount of each security to be registered is not specified as to each class of securities to be registered pursuant to Form S-3 General Instruction II.D.
3)	The Registrant is registering in the Registrant’s primary offering an indeterminate aggregate principal amount and number of securities of each identified class of securities up to a proposed aggregate offering price of $750,000,000, which may be offered from time to time in unspecified numbers and at indeterminate prices, and as may be issuable upon conversion, redemption, repurchase, exchange, or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions
4)	With regard to the Registrant’s primary offering, the registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
5)	Includes purchase contracts issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are by their terms convertible into or exchangeable for purchase contracts. Each purchase contract obligates the registrant to sell, and the holder thereof to purchase, an indeterminate number of debt securities, shares of common stock, shares of preferred stock or other securities registered hereunder.
6)	Warrants may represent rights to purchase debt securities, common stock, preferred stock or other securities registered hereunder.
7)	Each Unit consists of any combination of two or more of the securities being registered hereby.
8)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock offered hereby also include such presently indeterminate number of shares of the registrant’s common stock as a result of stock splits, stock dividends or similar transactions.
9)	The proposed maximum offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act on the average of the high and low sales price of the common stock on the Nasdaq Capital Market on May 12, 2021.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●	a base prospectus which covers the offering, issuance and sale by us of up to $750,000,000 of our common stock, preferred stock, purchase contracts, warrants, subscriptions rights, depositary shares, debt securities and/or units; and
●	a resale prospectus covering the resale by selling stockholders of up to 32,936,286 shares of common stock.

The base prospectus immediately follows this explanatory note. The resale prospectus immediately follows the base prospectus. The cover pages and such additional information contained in the sales agreement prospectus are set forth in the pages following the base prospectus included herein.

The information in this prospectus is not complete and may be changed. The selling shareholder may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 17, 2021

Prospectus

MICT, INC.

___________________________

$750,000,000

COMMON STOCK

PREFERRED STOCK

PURCHASE CONTRACTS

WARRANTS

SUBSCRIPTION RIGHTS

DEPOSITARY SHARES

DEBT SECURITIES

UNITS

We may offer and sell from time to time, in one or more series, any one of the following securities of our company, for total gross proceeds of up to $750,000,000:

●	common stock;
●	preferred stock;
●	purchase contracts;
●	warrants to purchase our securities;
●	subscription rights to purchase any of the foregoing securities;
●	depositary shares;
●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or
●	units comprised of, or other combinations of, the foregoing securities.

We may offer and sell these securities separately or together, in one or more series or classes and in amounts, at prices and on terms described in one or more offerings.  We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers.  The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.  For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of this offering.

Our common stock is listed on The NASDAQ Capital Market under the symbol “MICT.” On May 10, 2021, our common stock closed at $1.53 per share. The aggregate market value of our outstanding common stock held by non-affiliates is $109,517,334 based on 113,908,845 shares of outstanding common stock, of which 71,579,957 shares are held by non-affiliates, and a per share price of $1.53 which was the closing sale price of our common stock as quoted on the NASDAQ Capital Market on May 10, 2021.

If we decide to seek a listing of any preferred stock, purchase contracts, warrants, subscriptions rights, depositary shares, debt securities or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 5 and the risk factors in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement.  We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is May 17, 2021.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $750,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

This prospectus contains, or incorporates by reference, trademarks, tradenames, service marks and service names of MICT, Inc. and its subsidiaries.

ii

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein may contain forward looking statements that involve risks and uncertainties.  All statements other than statements of historical fact contained in this prospectus and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the Securities and Exchange Commission, or SEC. The following discussion should be read in conjunction with the financial statements for the fiscal years ended December 31, 2020 and 2019 and notes incorporated by reference therein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

Any forward-looking statement you read in this prospectus or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

iii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in our Company.  You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Information With Respect to the Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

Overview

We were formed as a Delaware corporation on January 31, 2002. On March 14, 2013, we changed our corporate name from Lapis Technologies, Inc. to Micronet Enertec Technologies, Inc. On July 13, 2018, following the sale of our former subsidiary Enertec Systems Ltd., we changed our name from Micronet Enertec Technologies, Inc. to MICT, Inc. Our shares have been listed for trading on The Nasdaq Capital Market under the symbol “MICT” since April 29, 2013. Prior to July 1st 2020, MICT operated primarily through its Israel-based majority-owned subsidiary, Micronet.

On July 1, 2020, MICT completed its acquisition (the “Acquisition”) of GFH Intermediate Holdings Ltd. (“GFHI” or “Intermediate”), pursuant to that certain Agreement and Plan of Merger entered into on November 7, 2019 by and between MICT, GFHI, Global Fintech Holding Ltd. (“GFH”), a British Virgin Islands company and the sole shareholder of GFHI, and MICT Merger Subsidiary Inc., a British Virgin Islands company and a wholly owned subsidiary of MICT (“Merger Sub”), as amended and restated on April 15, 2020 (the “Restated Merger Agreement” and “Merger”). Intermediate is a financial technology company with a marketplace in China and in other areas of the world and is currently in the process of building various platforms for business opportunities in various verticals and technology segments in order to capitalize on such technology and business. Intermediate plans to continue and advance its capabilities and its technological platforms through acquisition or license of technologies to support in growth efforts in the different market segments as more fully described below. Accordingly, after the Merger, MICT’s includes the business of Intermediate, its wholly-owned subsidiary, operating through its operating subsidiaries, as described herein.

Our current business, following the completion of the Acquisition, is primarily comprised and focused on the growth and development of the Intermediate financial technology offering and the marketplace in China. We aim and are in the process of building various platforms for business opportunities in various verticals and technology segments in order to capitalize on such technology and business

As a result of our Acquisition of Intermediate and the subsequent work we have undertaken with the management of Intermediate, we are positioned to establish ourselves, through our operating subsidiaries, to serve the markets as a financial technology company with a significant China marketplace and in other areas of the world. Intermediate has built various platforms to capitalize on business opportunities in a range of verticals and technology segments, including:” stock trading and wealth management; oil and gas trading; and insurance brokerage and is seeking to secure material contracts in these valuable market segments in China while developing opportunities, in order to allow Intermediate to access to such markets. We will continue to add to the capabilities of such platforms through acquisition and/or the license of technologies to support these efforts in the different market segments as more fully described below. By building secure, reliable and scalable platforms with high volume processing capability, we intend to provide customized solutions that address the needs of a highly diverse and broad client base.

We are planning to implement our plans taking advantage of Intermediate experience and experience in local markets in China, and through the Company’s operating subsidiaries which have begun to secure material contracts in fast growing market segments in China.

Our current valuable opportunities have given us access to the following market segments:

●	Stock trading and wealth management

●	Oil and gas trading

●	Insurance brokerage

As set hereunder, these opportunities are supported and shall further planned to be executed and realized through our business development efforts which as set forth herein include the acquisition of potential targets entities, business and assets (such as applicable required licenses) in the relevant business space and segments in which we plan to operate, which allow the Company to enter the market quickly and leverage on such existing assets in order to promote its growth strategy.

We have launched our insurance platform operated by GFHI for the Chinese market and from that day onward, we have been generating revenues in GFHI. While the revenues were not material in 2020, these revenues are building and we expect these revenues to grow considerably during 2021 as this business establishes itself in the market as a reputable service available to consumers.

Intermediate is developing an advanced technology securities trading platform capable of making available to the investors and potential customers advanced investing tools by offering, through its operating subsidiaries, a fully digitized and mobile app-enabled brokerage service covering several markets. Harnessing the security, reliability and volume capabilities of this platform and its management’s longstanding commercial relationships in China, we will aim to provide investing services, including stock trading and clearing, margin financing, market data and information, and interactive social features to retail investors through our proprietary one-stop digital platform. The development of the platform is very advanced and is expected to be completed by the end of the second quarter of 2021.

As a result of our acquisition of Intermediate and our subsequent acquisition on February 26, 2021 of Huapei Global Securities, Ltd. (“Huapei”), a Hong Kong securities and investment services firm, with the completion of the acquisition we have now obtained the licenses and permits for operating the online platform and expect to launch the online stock trading platform initially in Hong Kong. This will be after rigorous testing to ensure scale and reliability of the systems, once this is complete we will then be in a position to notify the Hong Kong regulator of our intended launch date of the new online trading APP.

Recent Developments

Guang Xi Zhong Tong transaction:

On January 1, 2021 we have entered via Tianjin Bokefa technology co., ltd., our fully owned subsidiary, into a transaction with the shareholders of Guang Xi Zhong Tong, a local chinses entity with business and operations in the field of broker insurance pursuant to the transaction, we have granted to the Guang Xi Zhong Tong shareholders (the “Shareholders”) with a loan in the total amount of $6,125,000 (“Loan Amount”) which is designated to be used and granted to Guang Xi Zhong Tong as working capital. In consideration for the loan the parties have entered into various additional agreement which include among other: (i) a pledge agreement pursuant to which the Shareholders have pledged their shares for the benefit of Tianjin Bokefa technology co., ltd. as a security in order to secure the Loan Amount (ii) exclusive option agreement pursuant to which Tianjin Bokefa technology co., ltd has an exclusive option to purchase the entire shares of Guang Xi Zhong Tong from the Shareholders (“Option Agreement”) under such terms set forth in the Option Agreement which include an exercise price not less than the Loan Amount and the right to convert the Loan Amount into the purchased shares (iii) Entrustment Agreement and Power of Attorney Agreement pursuant to which the Shareholders irrevocably entrusted and appointed Tianjin Bokefa as its proxy and trustee to exercise on their behalf any and all rights under applicable law and the articles of association of Guangxi Zhongtong in the Shareholder’s equity interest in Guangxi Zhongtong (iv) business cooperation agreement and a master exclusive service agreement which grants Tianjin Bokefa with rights related to the Guang Xi Zhong Tong business and operations designed to secure repayment of the Loan Amount.

Beijing Fucheng Lianbao Technology Co., Ltd transaction

On February 10, 2021, the Company closed a transaction pursuant to which it acquired (via Beijing Fucheng Lianbao Technology Co., Ltd. in which it holds 24% and engaged in a VIE structure) all of the shares of Beijing Yibao Technology Co., Ltd., and indirectly its fully owned subsidiary Beijing Fucheng Insurance Brokerage Co., Ltd. (the “Fucheng Insurance Transaction”). Beijing Fucheng Insurance Brokerage Co., Ltd. is a Chinese insurance brokerage agency and is a nationwide licensed entity allowing it to offer insurance brokerage services for a broad range of insurance products. The nationwide license will allow us, via the Fucheng Insurance Transaction with flexibility to offer and create tailor-made insurance products, to leverage directly to customers or through distribution partners and to procure better deals with both our existing and new insurance company partners. The consummation of the Fucheng Insurance Transaction will enable us to accelerate the onboarding of new agents throughout China onto our platforms. It also creates the opportunity to promote our business through some of China’s biggest online portals, which will provide business-to-business-to-consumer (B2B2C) as well as business-to-consumer (B2C) channels. In addition, the Fucheng Insurance acquisition initiates the nationwide rollout of its mobile application, which will facilitate access to those portals’ vast customer bases, offering MICT’S full complement of insurance products. The shares were acquired for approximately $5.7 million, and funded through MICT.

Acquisition Agreement with Huapei Global Securities Limited

On October 2, 2020 our indirect wholly-owned subsidiary BI Intermediate (Hong Kong) Limited (“BI Intermediate”) has entered a strategic agreement (“Strategic Agreement”) to acquire, the entire share capital of Huapei Global Securities Limited (“Huapei”), Hong Kong based securities and investments firm for a total purchase price of U.S.$3.0 million (“Purchase Price”). Huapei is licensed to trade securities on leading exchanges in Hong Kong, the U.S. and China including the valuable China A-Shares, all of which are the primary target markets for Company’s global fintech business. The Strategic Agreement provided that the acquisition shall be consummated in two phases, an initial purchase of 9% of the share capital of Huapei and thereafter, the remaining 91% of Huapei would be purchased by BI Intermediate upon and subject to the approval of the Hong Kong Securities and Futures Commission (SFC), the principal regulator of Hong Kong’s securities and futures markets. On November 11, 2020, BI Intermediate closed on its acquisition of the first 9% of its acquisition and paid 9% of the Purchase Price. Additionally, pursuant to the Strategic Agreement upon the initial closing, BI Intermediate made a loan to Huapei in an amount equivalent to the remaining 91% of the purchase price. Upon the closing of the remaining 91%, which remains subject to SFC approval, the loan will be cancelled, and BI Intermediate will acquire the remaining 91% of Huapei. The loan was secured against the pledge of the 91% of the share capital of Huapei yet purchased at such time by BI Intermediate. The obligations of Huapei, the seller of the interests of Huapei, under the loan agreement have been guaranteed by the ultimate controller of Huapei . On February 26, 2021 we have completed the acquisition of Huapei upon the purchase of remaining outstanding share capital (91% of the share capital) of Huapei. The acquisition was consummated following the receipt of the approval of the SFC for the change in the substantial shareholder of Huapei. In consideration for the entire share capital of Huapei , we paid a total Purchase Price of $2,936,000 (reflecting the net asset value of Huapei Global estimated at $2,034,000, and a premium $902,000 (the “Consideration”). The Company is in the process of integrating its mobile app supporting platform with Huapei’s licensed trading assets.

As a result of our acquisition of Huapei we have now obtained the licenses and permits for operating the online platform and expect to launch the online stock trading platform initially in Hong Kong once we have completed rigorous testing to ensure scale and reliablility of the systems. Thereafter. we will be in a position to notify the Hong Kong regulator of our intended launch date of the new online trading APP.

Technology will permeate every part of our stock trading business, allowing us, as a result of our Acquisition of Intermediate, to offer a redefined user experience built upon an agile, stable, scalable and secure platform. We aim to primarily serve the emerging affluent Chinese population, pursuing a massive opportunity to facilitate a once-in-a-generation shift in the wealth management industry and build a digital gateway into broader financial services. We intend to launch our stock trading business on the premise that no one should be precluded from investing on the basis of prohibitive transaction costs or financial industry inexperience. The platform is designed to provide an elegant user experience integrating clear and relevant market data, social collaboration and best-in-class trade execution. Over time, we intend to continuously enhance this technology and build a comprehensive, user-oriented and cloud-based platform that is fully-licensed to conduct securities brokerage business beginning in China and followed by other jurisdictions. We expect this to serve as a foundation from which we can execute growth strategies and operate efficiently offering the market strong competitive products.

We also intend to take steps to broaden the platform’s reach and promote the exchange of information through social network services. In contrast to traditional investing platforms and other online brokers, we intend to embed social media tools to create a user-centered network and provide connectivity to users, investors, companies, analysts, media and key opinion leaders. We expect this to foster the free flow of information, reduce information asymmetry and support the investing decision-making process. For instance, users would be able to exchange market views, watch live broadcasts of corporate events, and participate in investment education courses offered through the platform. Importantly, we expect such social networking tools to serve as a powerful engagement tool. User activities would provide us with invaluable user data which informs its product development and monetization efforts.

Offering of Secured Convertible Debentures

On November 2, 2020, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Investors”) for the purpose of raising $25.0 million in gross proceeds for the Company (the “Offering”). Pursuant to the terms of the Purchase Agreement, the Company sold in a registered direct offering, an aggregate of 10,000,000 units (each, a “Unit”), with each Unit consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant to purchase 0.8 of one share of Common Stock (each, a “Warrant”). at a purchase price of $2.50 per Unit. The Warrants are exercisable six months after the date of issuance at an exercise price of $3.12 per share and will expire five years following the date the Warrants become exercisable. The closing of the sale of Units pursuant to the Securities Purchase Agreement occurred on November 4, 2020. By December 31, 2020, the Company had received a total of $22.325 million in gross proceeds pursuant to Offering and issued in the aggregate, 7,600,000 Units. The remaining gross proceeds, in the additional aggregate amount of $2.675 million, were received by the Company on March 1, 2021 and in consideration for such proceeds, the Company issued the remaining 2,400,000 units.

On February 11, 2021, the Company announced that it has entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institution investors for the sale of (i) 22,471,904 shares of common stock, (ii) 22,471,904 Series A Warrants to purchase 22,471,904 shares of common stock and (iii) 11,235,952 Series B Warrants to purchase 11,235,952 shares of common stock at a combined purchase price of $2.67 (the “Offering”). The gross proceeds to the Company from the Offering are expected to be approximately $60,000,000 before deducting placement agent fees and other estimated Offering expenses. The Series A Warrants will be exercisable six months after the date of issuance, have an exercise price of $2.80 per share and will expire five and one-half years from the date of issuance. The Series B Warrants will be exercisable six months after the date of issuance, have an exercise price of $2.80 per share and will expire three and one-half years from the date of issuance.

On March 2, 2021, the Company entered into a Securities Purchase Agreement with certain investors for the purpose of raising approximately $54,000,000 in gross proceeds for the Company. Pursuant to the terms of the Purchase Agreement, the Company agreed to sell, in a registered direct offering, an aggregate of 19,285,715 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $2.675 per Share and in a concurrent private placement, warrants to purchase an aggregate of 19,285,715 shares of Common Stock, at a purchase price of $0.125 per Warrant, for a combined purchase price per Share and Warrant of $2.80 (the “Purchase Price”) which was priced at the market under Nasdaq rules. The Warrants are immediately exercisable at an exercise price of $2.80 per share, subject to adjustment, and expire five years after the issuance date. The closing date was on March 4, 2021. The Company received net proceeds of $48.69 million on March 4, 2021, after deducting the Placement Agent’s fees and other expenses.

Principal Offices

Our principal executive offices are located at 28 West Grand Avenue, Suite 3, Montvale, New Jersey, 07645, and the telephone number is (201) 225-0190. Information about us is available on our website www.mict-inc.com. The information contained on our website or that can be accessed through our website does not constitute part of this prospectus and is not incorporated in any manner into this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk.  Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in any prospectus supplement and in any related free writing prospectus for a specific offering of securities, as well as those incorporated by reference into this prospectus or such prospectus supplement.  You should also carefully consider other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes thereto incorporated by reference in this prospectus. The risks and uncertainties described in the applicable prospectus supplement and our other filings with the SEC incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from these sales for general corporate purposes, which includes, without limitation, investing in or acquiring companies that are synergistic with or complimentary to our technologies, and working capital. The amounts and timing of these expenditures will depend on numerous factors, including the development of our current business initiatives.

PLAN OF DISTRIBUTION

We may sell the securities from time to time to or through underwriters or dealers, through agents, or directly to one or more purchasers.  A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, rights to purchase and subscriptions.  In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or
●	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

A prospectus supplement or supplements with respect to each series of securities will describe the terms of the offering, including, to the extent applicable:

●	the terms of the offering;
●	the name or names of the underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;
●	the public offering price or purchase price of the securities or other consideration therefor, and the proceeds to be received by us from the sale;
●	any delayed delivery requirements;
●	any over-allotment options under which underwriters may purchase additional securities from us;
●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation
●	any discounts or concessions allowed or re-allowed or paid to dealers; and
●	any securities exchange or market on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;
●	in an “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act;
●	at prices related to such prevailing market prices; or
●	at negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

Underwriters and Agents; Direct Sales

If underwriters are used in a sale, they will acquire the offered securities for their own account and may resell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

Unless the prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement.  Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Dealers

We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may provide agents, underwriters, dealers and remarketing firms with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.  This includes commercial banking and investment banking transactions.

Market-Making; Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock, which is quoted on the Nasdaq Capital Market.  If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities.  We have no current plans for listing of the debt securities, preferred stock, warrants or subscription rights on any securities exchange or quotation system; any such listing with respect to any particular debt securities, preferred stock, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Fees and Commissions

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

DESCRIPTION OF SECURITIES WE MAY OFFER

General

This prospectus describes the general terms of our capital stock. The following description is not complete and may not contain all the information you should consider before investing in our capital stock. For a more detailed description of these securities, you should read the applicable provisions of Delaware law and our certificate of incorporation, as amended, referred to herein as our certificate of incorporation, and our bylaws, as amended, referred to herein as our bylaws. When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 265,000,000, of which 250,000,000 shares shall be Common Stock of the par value of $0.001 per share and 15,000,000 shares shall be Preferred Stock of the par value of $0.001 per share.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $750,000,000 in the aggregate of:

●	common stock;
●	preferred stock;
●	purchase contracts;
●	warrants to purchase our securities;
●	subscription rights to purchase our securities;
●	depositary shares;
●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or
●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities exchangeable for or convertible into shares of common stock, preferred stock or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing.  When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

As of May 10, 2021, there were 113,908,845 shares of common stock issued and outstanding, held of record by approximately 197 stockholders. Subject to preferential rights with respect to any outstanding preferred stock, all outstanding shares of common stock are of the same class and have equal rights and attributes.

Dividend Rights

Subject to preferences that may be applicable to any then outstanding preferred stock, and further subject to any contractual limitations on the declaration, setting aside or payment of dividends, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Voting Rights

Holders of the common stock are entitled to one vote per share in all matters as to which holders of common stock are entitled to vote. Holders of not less than a majority of the outstanding shares of common stock entitled to vote at any meeting of stockholders constitute a quorum unless otherwise required by law. Our certificate of incorporation, as amended, does not provide for cumulative voting.

Election of Directors

Directors hold office until the next annual meeting of our stockholders and until their successors have been duly elected and qualified. Our executive officers are elected by and serve at the designation and appointment of the board of directors.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, holders of the common stock have the right to receive ratably and equally all of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock then outstanding.

Redemption

The common stock is not redeemable or convertible and does not have any sinking fund provisions.

Preemptive Rights

Holders of the common stock do not have preemptive rights.

Other Rights

Our common stock is not liable to further calls or to assessment by the registrant and for liabilities of the registrant imposed on its stockholders under state statutes.

Right to Amend Bylaws

The board of directors has the power to adopt, amend or repeal the bylaws.  Bylaws adopted by the board of directors may be repealed or changed, and new bylaws made, by the stockholders, and the stockholders may prescribe that any bylaw made by them shall not be altered, amended or repealed by the board of directors.

Change in Control

Provisions of Delaware law and our certificate of incorporation and bylaws could make the acquisition of our company by means of a tender offer, proxy contest or otherwise, and the removal of incumbent officers and directors, more difficult. These provisions include:

Section 203 of the DGCL, which prohibits a merger with a 15%-or-greater stockholder, such as a party that has completed a successful tender offer, until three years after that party became a 15%-or-greater stockholder;

The authorization in our certificate of incorporation of undesignated preferred stock, which could be issued without stockholder approval in a manner designed to prevent or discourage a takeover; and

Provisions in our bylaws regarding stockholders’ rights to call a special meeting of stockholders limit such rights to stockholders holding together at least a thirty-five percent of the shares of the Company entitled to vote at the meeting, which could make it more difficult for stockholders to wage a proxy contest for control of our board of directors or to vote to repeal any of the anti-takeover provisions contained in our certificate of incorporation and bylaws.

Together, these provisions may make the removal of management more difficult and may discourage transactions that could otherwise involve payment of a premium over prevailing market prices for our common stock.

Market, Symbol and Transfer Agent

Our common stock is listed for trading on the Nasdaq Capital Market under the symbol “MICT”. The transfer agent and registrar for our common stock is Broadridge Financial Solutions, Inc.

Preferred Stock

Our certificate of incorporation, as amended, empowers our board of directors, to issue up to 15,000,000 shares of Preferred Stock of the par value of $0.001 per share.. As of May10, 2021, there are no shares of Series A Convertible Preferred stock or Series B Preferred Stock outstanding.

We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

●	the title and stated value;
●	the number of shares we are offering;
●	the liquidation preference per share;
●	the purchase price;
●	the dividend rate, period and payment date and method of calculation for dividends;
●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
●	any contractual limitations on our ability to declare, set aside or pay any dividends;
●	the procedures for any auction and remarketing, if any;
●	the provisions for a sinking fund, if any;
●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
●	any listing of the preferred stock on any securities exchange or market;
●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;
●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;
●	voting rights, if any, of the preferred stock;
●	preemptive rights, if any;
●	restrictions on transfer, sale or other assignment, if any;
●	whether interests in the preferred stock will be represented by depositary shares;
●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;
●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and
●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, after receipt of payment therefor, the shares will be fully paid and non-assessable.

The Delaware General Corporation Law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Purchase Contracts

We may issue purchase contracts, representing contracts obligating holders to purchase from us, and us to sell to the holders, a specific or varying number of common stock, preferred stock, warrants, depositary shares, debt securities, warrants or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of common stock, preferred stock, warrants, depositary shares, debt securities, or any combination of the above. The price of the securities and other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as a part of a unit that consists of (a) a purchase contract and (b) one or more of the other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing, which may secure the holders’ obligations to purchase the securities under the purchase contract. The purchase contracts may require us to make periodic payments to the holders or require the holders to make periodic payments to us. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations under the contracts in a manner specified in the applicable prospectus supplement.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the purchase contracts and purchase contract agreement, if any. The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

●	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;
●	whether the purchase contracts are to be prepaid or not;
●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;
●	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and
●	whether the purchase contracts will be issued in fully registered or global form.

Warrants

MICT currently has issued and outstanding warrants to purchase 64,814,337 shares of Common Stock at an average exercise price of $2.73 per share.

We may issue additional warrants to purchase our securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

●	the title of the warrants;
●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;
●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
●	the aggregate number of warrants;
●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;
●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;
●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;
●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
●	the maximum or minimum number of warrants that may be exercised at any time;
●	information with respect to book-entry procedures, if any; and
●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants.   Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Subscription Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to holders of our capital stock a prospectus supplement will be distributed to such holders on the record date for receiving rights in the rights offering set by us.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the subscription rights, standby underwriting agreement or other agreements, if any. The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;
●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;
●	the exercise price;
●	the conditions to completion of the rights offering;
●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Depositary Shares

General.   We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of our preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of our preferred stock, and the applicable prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company that meets certain requirements and is selected by us. The depositary will be specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of our preferred stock in accordance with the terms of the offering. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the deposit agreement, form of certificate of designation of underlying preferred stock, form of depositary receipts and any other related agreements.

Dividends and Other Distributions.   The depositary will distribute all cash dividends or other cash distributions received by it in respect of the preferred stock to the record holders of depositary shares relating to such preferred shares in proportion to the numbers of depositary shares held on the relevant record date.

In the event of a distribution other than in cash, the depositary will distribute securities or property received by it to the record holders of depositary shares in proportion to the numbers of depositary shares held on the relevant record date, unless the depositary determines that it is not feasible to make such distribution. In that case, the depositary may make the distribution by such method as it deems equitable and practicable. One such possible method is for the depositary to sell the securities or property and then distribute the net proceeds from the sale as provided in the case of a cash distribution.

Redemption of Depositary Shares.   Whenever we redeem the preferred stock, the depositary will redeem a number of depositary shares representing the same number of shares of preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by any other equitable method as the depositary may determine.

Voting of Underlying Shares.  Upon receipt of notice of any meeting at which the holders of our preferred stock of any series are entitled to vote, the depositary will mail the information contained in the notice of the meeting to the record holders of the depositary shares relating to that series of preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights represented by the number of shares of preferred stock underlying the holder’s depositary shares. The depositary will endeavor, to the extent it is practical to do so, to vote the number of whole shares of preferred stock underlying such depositary shares in accordance with such instructions. We will agree to take all action that the depositary may deem reasonably necessary in order to enable the depositary to do so. To the extent the depositary does not receive specific instructions from the holders of depositary shares relating to such preferred shares, it will abstain from voting such shares of preferred stock.

Withdrawal of Shares. Upon surrender of depositary receipts representing any number of whole shares at the depositary’s office, unless the related depositary shares previously have been called for redemption, the holder of the depositary shares evidenced by the depositary receipts will be entitled to delivery of the number of whole shares of the related series of preferred stock and all money and other property, if any, underlying such depositary shares. However, once such an exchange is made, the preferred stock cannot thereafter be re-deposited in exchange for depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock on the basis set forth in the applicable prospectus supplement. If the depositary receipts delivered by the holder evidence a number of depositary shares representing more than the number of whole shares of preferred stock of the related series to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of Depositary Agreement.   The form of depositary receipt evidencing the depositary shares and any provision of the applicable depositary agreement may at any time be amended by agreement between us and the depositary. We may, with the consent of the depositary, amend the depositary agreement from time to time in any manner that we desire. However, if the amendment would materially and adversely alter the rights of the existing holders of depositary shares, the amendment would need to be approved by the holders of at least a majority of the depositary shares then outstanding.

The depositary agreement may be terminated by us or the depositary if:

●	all outstanding depositary shares have been redeemed; or
●	there has been a final distribution in respect of the shares of preferred stock of the applicable series in connection with our liquidation, dissolution or winding up and such distribution has been made to the holders of depositary receipts.

Resignation and Removal of Depositary.   The depositary may resign at any time by delivering to us notice of its election to do so. We may remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment.

Charges of Depositary.   We will pay all transfer and other taxes and governmental charges arising solely from the existence of any depositary arrangements. We will pay all charges of each depositary in connection with the initial deposit of the preferred shares of any series, the initial issuance of the depositary shares, any redemption of such preferred shares and any withdrawals of such preferred shares by holders of depositary shares. Holders of depositary shares will be required to pay any other transfer taxes.

Notices.   Each depositary will forward to the holders of the applicable depositary shares all notices, reports and communications from us which are delivered to such depositary and which we are required to furnish the holders of the preferred stock represented by such depositary shares.

Miscellaneous. The depositary agreement may contain provisions that limit our liability and the liability of the depositary to the holders of depositary shares. Both the depositary and we are also entitled to an indemnity from the holders of the depositary shares prior to bringing, or defending against, any legal proceeding. We or any depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed by us to be competent and on documents believed by us or them to be genuine.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities may be issued under an indenture (which we refer to herein as an Indenture), which are contracts entered into between us and a trustee to be named therein. The Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus. It is likely that convertible debt securities will not be issued under an Indenture.

The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis by one or more guarantors, if any. The obligations of any guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an Indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the unsecured indebtedness issued under an Indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities. These terms will include some or all of the following:

●	the title of debt securities and whether the debt securities are senior or subordinated;
●	any limit on the aggregate principal amount of debt securities of such series;
●	the percentage of the principal amount at which the debt securities of any series will be issued;
●	the ability to issue additional debt securities of the same series;
●	the purchase price for the debt securities and the denominations of the debt securities;
●	the specific designation of the series of debt securities being offered;
●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;
●	the basis for calculating interest;
●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;
●	the duration of any deferral period, including the period during which interest payment periods may be extended;
●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;
●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;
●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;
●	the rate or rates of amortization of the debt securities;
●	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;
●	if the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;
●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;
●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;
●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;
●	any restriction or condition on the transferability of the debt securities of a particular series;
●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default;
●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;
●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;
●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;
●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;
●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;
●	what subordination provisions will apply to the debt securities;
●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our securities or property;
●	whether we are issuing the debt securities in whole or in part in global form;
●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;
●	the depositary for global or certificated debt securities, if any;
●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;
●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;
●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;
●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid;
●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);
●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture;
●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and
●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, we do not anticipate the debt securities will be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;
●	identification and description of the separate constituent securities comprising the units;
●	the price or prices at which the units will be issued;
●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
●	a discussion of certain United States federal income tax considerations applicable to the units; and
●	any other material terms of the units and their constituent securities.

FORMS OF SECURITIES

Each security may be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

The specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement.

Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments to holders with respect to securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents, the unit agents or any other agent of the Company, agent of the trustees, the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other payment or distribution to holders of that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus were passed upon for us by Ellenoff Grossman & Schole LLP.

EXPERTS

The consolidated financial statements of MICT, Inc. as of December 31, 2020 and 2019, and for each of the years in the two-year period ended December 31, 2020, have been incorporated by reference herein in reliance upon the report of Ziv Haft, BDO member firm, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Micronet Ltd. as of December 31~~, 2~~ 2019 and 2018, and for each of the years in the two-year period ended December 31, 2019, have been incorporated by reference herein in reliance upon the report of Ziv Haft, BDO member firm, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of Global Fintech Holdings Intermediate Ltd. incorporated on November 4, 2019 under the laws of the British Virgin Islands (“Intermediate”), which comprise of the balance sheet as of December 31, 2019, and the related statements of operations, accumulated other comprehensive loss, changes in stockholders’ deficit and cash flows for period from inception (November 4, 2019 through December 31, 2019, and the related notes to the financial statements, have been incorporated by reference herein in reliance upon the report of RBSM LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarter and periodic reports, proxy statements and other information with the Securities and Exchange Commission using the Commission’s EDGAR system. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

We have filed a registration statement with the Commission relating to the offering of the shares. The registration statement contains information which is not included in this prospectus. You may inspect or copy the registration statement at the Commission’s public reference facilities or its website.

You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with any information that is different.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.  We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

1.	our definitive proxy statement filed on Schedule 14A dated August 12, 2020 in connection with the Company’s special meeting of stockholders, filed with the SEC on August 12, 2020;

2.	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 31, 2021;

3.	our Current Reports on Form 8-K filed with the SEC on January 7, 2021; February 10, 2021; February 11, 2021; February 16, 2021; March 4, 2021; April 16, 2021;

4.	Our Current Reports on Form 8-K, as amended, filed with the SEC on September 3, 2020, September 3, 2020 and September 4, 2020;

5.	the description of our Common Stock set forth in the registration statement on Form 8-A registering our Common Stock under Section 12 of the Exchange Act, which was filed with the SEC on March 27, 2013, including any amendments or reports filed for purposes of updating such description.

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting the Secretary, at MICT, Inc., 28 West Grand Avenue, Suite 3, Montvale, New Jersey, 07645, or by telephone at (201) 225-0190. Information about us is also available at our website at ww.mict-inc.com. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Additional risks and uncertainties not presently known may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our common stock. These purchasers will purchase our common stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

MICT, INC.

$750,000,000

COMMON STOCK

PREFERRED STOCK

PURCHASE CONTRACTS

WARRANTS

SUBSCRIPTION RIGHTS

DEPOSITARY SHARES

DEBT SECURITIES

UNITS

May 17, 2021

The information in this prospectus is not complete and may be changed. The selling shareholder may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 17, 2021

Prospectus

MICT, INC.

___________________________

32,936,286 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders of up to an aggregate of 32,936,286 shares of common stock, par value $0.001 per share (the “Common Stock”), of MICT, Inc. (“MICT,” “we,” “us” or the “Company”). The number of shares of Common Stock offered for sale by such selling stockholders consists of (i) 21,980,266 shares of Common Stock held by Global Fintech Holdings Ltd. (“GFH”) (ii) 898,876 shares of Common Stock held by Alliance Global Partners (“AGP”), or its affiliates, in the form of placement agent warrants pursuant to the Placement Agency Agreement, dated as of November 2, 2020; (iii) 9,285,715 shares of Common Stock in the form of investor warrants (iv) 771,429 shares of Common Stock held by AGP in the form of investor warrants.

We are registering these shares on behalf of the selling stockholders, to be offered and sold by them from time to time, to satisfy certain registration rights that we have granted to the selling stockholders. The selling stockholders identified in this prospectus, or their respective transferees, pledgees or donees, or their respective successors, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may resell the shares of common stock directly or through one or more underwriters, broker-dealers or agents. For additional information on the methods of sale that may be used by the selling stockholders, see the section entitled “Plan of Distribution” on page 11. For a list of the selling stockholders, see the section entitled “Selling Stockholders” on page 10.

Our registration of the shares of Common Stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. No underwriter or other person has been engaged to facilitate the sale of the shares in this offering. The selling stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of shares of our Common Stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “MICT.” The last reported sale price of our Common Stock on May 10, 2021 was $1.53 per share.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page [   ]and the risk factors in our most recent Annual Report on Form 10-K filed on March 31, 2021, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports.  We urge you to carefully read this prospectus, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is May 17, 2021

You should rely only on the information contained in this prospectus. Neither we nor the selling stockholders have authorized any other person to provide you with information different from or in addition to that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

We further note that the representations, warranties and covenants made by us in any document that is filed as an exhibit to the registration statement of which this prospectus is a part and in any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

In this prospectus, we rely on and refer to information and statistics regarding our industry. We obtained this statistical, market and other industry data and forecasts from publicly available information. While we believe that the statistical data, market data and other industry data and forecasts are reliable, we have not independently verified the data.

Unless the contest otherwise requires, the terms “MICT,” the “Company,” “we,” “us,” “our” and similar terms used in this prospectus refer to MICT, Inc.

i

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein may contain forward looking statements that involve risks and uncertainties.  All statements other than statements of historical fact contained in this prospectus and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the Securities and Exchange Commission, or SEC. The following discussion should be read in conjunction with the financial statements for the fiscal years ended December 31, 2018 and 2017 and notes incorporated by reference therein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

Any forward-looking statement you read in this prospectus or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in our Company.  You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Information With Respect to the Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

Overview

We were formed as a Delaware corporation on January 31, 2002. On March 14, 2013, we changed our corporate name from Lapis Technologies, Inc. to Micronet Enertec Technologies, Inc. On July 13, 2018, following the sale of our former subsidiary Enertec Systems Ltd., we changed our name from Micronet Enertec Technologies, Inc. to MICT, Inc. Our shares have been listed for trading on The Nasdaq Capital Market under the symbol “MICT” since April 29, 2013. Prior to July 1st 2020, MICT operated primarily through its Israel-based majority-owned subsidiary, Micronet.

On July 1, 2020, MICT completed its acquisition (the “Acquisition”) of GFH Intermediate Holdings Ltd. (“GFHI” or “Intermediate”), pursuant to that certain Agreement and Plan of Merger entered into on November 7, 2019 by and between MICT, GFHI, Global Fintech Holding Ltd. (“GFH”), a British Virgin Islands company and the sole shareholder of GFHI, and MICT Merger Subsidiary Inc., a British Virgin Islands company and a wholly owned subsidiary of MICT (“Merger Sub”), as amended and restated on April 15, 2020 (the “Restated Merger Agreement” and “Merger”). Intermediate is a financial technology company with a marketplace in China and in other areas of the world and is currently in the process of building various platforms for business opportunities in various verticals and technology segments in order to capitalize on such technology and business. Intermediate plans to continue and advance its capabilities and its technological platforms through acquisition or license of technologies to support in growth efforts in the different market segments as more fully described below. Accordingly, after the Merger, MICT’s includes the business of Intermediate, its wholly-owned subsidiary, operating through its operating subsidiaries, as described herein.

Our current business, following the completion of the Acquisition, is primarily comprised and focused on the growth and development of the Intermediate financial technology offering and the marketplace in China. We aim and are in the process of building various platforms for business opportunities in various verticals and technology segments in order to capitalize on such technology and business

As a result of our Acquisition of Intermediate and the subsequent work we have undertaken with the management of Intermediate, we are positioned to establish ourselves, through our operating subsidiaries, to serve the markets as a financial technology company with a significant China marketplace and in other areas of the world. Intermediate has built various platforms to capitalize on business opportunities in a range of verticals and technology segments, including:” stock trading and wealth management; oil and gas trading; and insurance brokerage and is seeking to secure material contracts in these valuable market segments in China while developing opportunities, in order to allow Intermediate to access to such markets. We will continue to add to the capabilities of such platforms through acquisition and/or the license of technologies to support these efforts in the different market segments as more fully described below. By building secure, reliable and scalable platforms with high volume processing capability, we intend to provide customized solutions that address the needs of a highly diverse and broad client base.

We are planning to implement our plans taking advantage of Intermediate experience and experience in local markets in China, and through the Company’s operating subsidiaries which have begun to secure material contracts in fast growing market segments in China.

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Our current valuable opportunities have given us access the following market segments:

●	Stock trading and wealth management

●	Oil and gas trading

●	Insurance brokerage

As set hereunder, these opportunities are supported and shall further planned to be executed and realized through our business development efforts which as set forth herein include the acquisition of potential targets entities, business and assets (such as applicable required licenses) in the relevant business space and segments in which we plan to operate, which allow the Company to enter the market quickly and leverage on such existing assets in order to promote its growth strategy.

We have launched our insurance platform operated by GFHI for the Chinese market and from that day onward, we have been generating revenues in GFHI. While the revenues were not material in 2020, these revenues are building and we expect these revenues to grow considerably during 2021 as this business establishes itself in the market as a reputable service available to consumers.

Intermediate is developing an advanced technology securities trading platform capable of making available to the investors and potential customers advanced investing tools by offering, through its operating subsidiaries, a fully digitized and mobile app-enabled brokerage service covering several markets. Harnessing the security, reliability and volume capabilities of this platform and its management’s longstanding commercial relationships in China, we will aim to provide investing services, including stock trading and clearing, margin financing, market data and information, and interactive social features to retail investors through our proprietary one-stop digital platform. The development of the platform is very advanced and is expected to be completed by the end of the second quarter of 2021.

As a result of our acquisition of Intermediate and our subsequent acquisition on February 26, 2021 of Huapei Global Securities, Ltd. (“Huapei”), a Hong Kong securities and investment services firm, with the completion of the acquisition we have now obtained the licenses and permits for operating the online platform and expect to launch the online stock trading platform initially in Hong Kong. This will be after rigorous testing to ensure scale and reliability of the systems, once this is complete we will then be in a position to notify the Hong Kong regulator of our intended launch date of the new online trading APP.

Recent Developments

Guang Xi Zhong Tong transaction:

On January 1, 2021 we have entered via Tianjin Bokefa technology co., ltd., our fully owned subsidiary, into a transaction with the shareholders of Guang Xi Zhong Tong, a local chinses entity with business and operations in the field of broker insurance pursuant to the transaction, we have granted to the Guang Xi Zhong Tong shareholders (the “Shareholders”) with a loan in the total amount of $6,125,000 (“Loan Amount”) which is designated to be used and granted to Guang Xi Zhong Tong as working capital. In consideration for the loan the parties have entered into various additional agreement which include among other: (i) a pledge agreement pursuant to which the Shareholders have pledged their shares for the benefit of Tianjin Bokefa technology co., ltd. as a security in order to secure the Loan Amount (ii) exclusive option agreement pursuant to which Tianjin Bokefa technology co., ltd has an exclusive option to purchase the entire shares of Guang Xi Zhong Tong from the Shareholders (“Option Agreement”) under such terms set forth in the Option Agreement which include an exercise price not less than the Loan Amount and the right to convert the Loan Amount into the purchased shares (iii) Entrustment Agreement and Power of Attorney Agreement pursuant to which the Shareholders irrevocably entrusted and appointed Tianjin Bokefa as its proxy and trustee to exercise on their behalf any and all rights under applicable law and the articles of association of Guangxi Zhongtong in the Shareholder’s equity interest in Guangxi Zhongtong (iv) business cooperation agreement and a master exclusive service agreement which grants Tianjin Bokefa with rights related to the Guang Xi Zhong Tong business and operations designed to secure repayment of the Loan Amount.

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Beijing Fucheng Lianbao Technology Co., Ltd transaction

On February 10, 2021, the Company closed a transaction pursuant to which it acquired (via Beijing Fucheng Lianbao Technology Co., Ltd. in which it holds 24% and engaged in a VIE structure) all of the shares of Beijing Yibao Technology Co., Ltd., and indirectly its fully owned subsidiary Beijing Fucheng Insurance Brokerage Co., Ltd. (the “Fucheng Insurance Transaction”). Beijing Fucheng Insurance Brokerage Co., Ltd. is a Chinese insurance brokerage agency and is a nationwide licensed entity allowing it to offer insurance brokerage services for a broad range of insurance products. The nationwide license will allow us, via the Fucheng Insurance Transaction with flexibility to offer and create tailor-made insurance products, to leverage directly to customers or through distribution partners and to procure better deals with both our existing and new insurance company partners. The consummation of the Fucheng Insurance Transaction will enable us to accelerate the onboarding of new agents throughout China onto our platforms. It also creates the opportunity to promote our business through some of China’s biggest online portals, which will provide business-to-business-to-consumer (B2B2C) as well as business-to-consumer (B2C) channels. In addition, the Fucheng Insurance acquisition initiates the nationwide rollout of its mobile application, which will facilitate access to those portals’ vast customer bases, offering MICT’S full complement of insurance products. The shares were acquired for approximately $5.7 million, and funded through MICT.

Acquisition Agreement with Huapei Global Securities Limited

On October 2, 2020 our indirect wholly-owned subsidiary BI Intermediate (Hong Kong) Limited (“BI Intermediate”) has entered a strategic agreement (“Strategic Agreement”) to acquire, the entire share capital of Huapei Global Securities Limited (“Huapei”), Hong Kong based securities and investments firm for a total purchase price of U.S.$3.0 million (“Purchase Price”). Huapei is licensed to trade securities on leading exchanges in Hong Kong, the U.S. and China including the valuable China A-Shares, all of which are the primary target markets for Company’s global fintech business. The Strategic Agreement provided that the acquisition shall be consummated in two phases, an initial purchase of 9% of the share capital of Huapei and thereafter, the remaining 91% of Huapei would be purchased by BI Intermediate upon and subject to the approval of the Hong Kong Securities and Futures Commission (SFC), the principal regulator of Hong Kong’s securities and futures markets. On November 11, 2020, BI Intermediate closed on its acquisition of the first 9% of its acquisition and paid 9% of the Purchase Price. Additionally, pursuant to the Strategic Agreement upon the initial closing, BI Intermediate made a loan to Huapei in an amount equivalent to the remaining 91% of the purchase price. Upon the closing of the remaining 91%, which remains subject to SFC approval, the loan will be cancelled, and BI Intermediate will acquire the remaining 91% of Huapei. The loan was secured against the pledge of the 91% of the share capital of Huapei yet purchased at such time by BI Intermediate. The obligations of Huapei, the seller of the interests of Huapei, under the loan agreement have been guaranteed by the ultimate controller of Huapei . On February 26, 2021 we have completed the acquisition of Huapei upon the purchase of remaining outstanding share capital (91% of the share capital) of Huapei. The acquisition was consummated following the receipt of the approval of the SFC for the change in the substantial shareholder of Huapei. In consideration for the entire share capital of Huapei , we paid a total Purchase Price of $2,936,000 (reflecting the net asset value of Huapei Global estimated at $2,034,000, and a premium $902,000 (the “Consideration”). The Company is in the process of integrating its mobile app supporting platform with Huapei’s licensed trading assets.

As a result of our acquisition of Huapei we have now obtained the licenses and permits for operating the online platform and expect to launch the online stock trading platform initially in Hong Kong once we have completed rigorous testing to ensure scale and reliablility of the systems. Thereafter. we will be in a position to notify the Hong Kong regulator of our intended launch date of the new online trading APP.

Technology will permeate every part of our stock trading business, allowing us, as a result of our Acquisition of Intermediate, to offer a redefined user experience built upon an agile, stable, scalable and secure platform. We aim to primarily serve the emerging affluent Chinese population, pursuing a massive opportunity to facilitate a once-in-a-generation shift in the wealth management industry and build a digital gateway into broader financial services. We intend to launch our stock trading business on the premise that no one should be precluded from investing on the basis of prohibitive transaction costs or financial industry inexperience. The platform is designed to provide an elegant user experience integrating clear and relevant market data, social collaboration and best-in-class trade execution. Over time, we intend to continuously enhance this technology and build a comprehensive, user-oriented and cloud-based platform that is fully-licensed to conduct securities brokerage business beginning in China and followed by other jurisdictions. We expect this to serve as a foundation from which we can execute growth strategies and operate efficiently offering the market strong competitive products.

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We also intend to take steps to broaden the platform’s reach and promote the exchange of information through social network services. In contrast to traditional investing platforms and other online brokers, we intend to embed social media tools to create a user-centered network and provide connectivity to users, investors, companies, analysts, media and key opinion leaders. We expect this to foster the free flow of information, reduce information asymmetry and support the investing decision-making process. For instance, users would be able to exchange market views, watch live broadcasts of corporate events, and participate in investment education courses offered through the platform. Importantly, we expect such social networking tools to serve as a powerful engagement tool. User activities would provide us with invaluable user data which informs its product development and monetization efforts.

Offering of Secured Convertible Debentures

On November 2, 2020, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Investors”) for the purpose of raising $25.0 million in gross proceeds for the Company (the “Offering”). Pursuant to the terms of the Purchase Agreement, the Company sold in a registered direct offering, an aggregate of 10,000,000 units (each, a “Unit”), with each Unit consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant to purchase 0.8 of one share of Common Stock (each, a “Warrant”). at a purchase price of $2.50 per Unit. The Warrants are exercisable six months after the date of issuance at an exercise price of $3.12 per share and will expire five years following the date the Warrants become exercisable. The closing of the sale of Units pursuant to the Securities Purchase Agreement occurred on November 4, 2020. By December 31, 2020, the Company had received a total of $22.325 million in gross proceeds pursuant to Offering and issued in the aggregate, 7,600,000 Units. The remaining gross proceeds, in the additional aggregate amount of $2.675 million, were received by the Company on March 1, 2021 and in consideration for such proceeds, the Company issued the remaining 2,400,000 units.

On February 11, 2021, the Company announced that it has entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institution investors for the sale of (i) 22,471,904 shares of common stock, (ii) 22,471,904 Series A Warrants to purchase 22,471,904 shares of common stock and (iii) 11,235,952 Series B Warrants to purchase 11,235,952 shares of common stock at a combined purchase price of $2.67 (the “Offering”). The gross proceeds to the Company from the Offering are expected to be approximately $60,000,000 before deducting placement agent fees and other estimated Offering expenses. The Series A Warrants will be exercisable six months after the date of issuance, have an exercise price of $2.80 per share and will expire five and one-half years from the date of issuance. The Series B Warrants will be exercisable six months after the date of issuance, have an exercise price of $2.80 per share and will expire three and one-half years from the date of issuance.

On March 2, 2021, the Company entered into a Securities Purchase Agreement with certain investors for the purpose of raising approximately $54,000,000 in gross proceeds for the Company. Pursuant to the terms of the Purchase Agreement, the Company agreed to sell, in a registered direct offering, an aggregate of 19,285,715 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $2.675 per Share and in a concurrent private placement, warrants to purchase an aggregate of 19,285,715 shares of Common Stock, at a purchase price of $0.125 per Warrant, for a combined purchase price per Share and Warrant of $2.80 (the “Purchase Price”) which was priced at the market under Nasdaq rules. The Warrants are immediately exercisable at an exercise price of $2.80 per share, subject to adjustment, and expire five years after the issuance date. The closing date was on March 4, 2021. The Company received net proceeds of $48.69 million on March 4, 2021, after deducting the Placement Agent’s fees and other expenses.

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The Offering

The selling stockholders named in this prospectus may offer and sell up to 32,936,286 shares of our common stock, par value $0.001 per share (the “Common Stock”). The number of shares of Common Stock offered for sale by such selling stockholders consists of (i) 21,980,266 shares of Common Stock held by Global Fintech Holdings Ltd. (“GFH”) (ii) 898,876 shares of Common Stock held by Alliance Global Partners (“AGP”) in the form of placement agent warrants pursuant to the Placement Agency Agreement, dated as of November 2, 2020; (iii) 9,285,715 shares of Common Stock in the form of investor warrants (iv) 771,429 shares of Common Stock held by AGP in the form of investor warrants.

Our Common Stock is currently listed on Nasdaq under the symbol “MICT.” We will not receive any of the proceeds of sales by the selling stockholders of any of the shares covered by this prospectus.

When we refer to the “selling stockholders” in this prospectus, we are referring to the purchasers of the foregoing securities, and their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

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THE OFFERING

Common stock offered by the selling stockholders herein:	32,936,286 shares

Common stock outstanding:	113,908,845 shares

Use of Proceeds:	We will not receive any proceeds from the sale of the common stock by the selling stockholders.

The Offering Price:	The selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

The Nasdaq Capital Market Symbol:	MICT

Risk Factors:	An investment in our company is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling stockholders.

The holders of the Warrants are not obligated to exercise the Warrants, and we cannot predict whether the holders of the Warrants will choose to exercise the Warrants. If the Warrants are exercised in full, we would receive gross proceeds of approximately $30,676,856. We currently intend to use such proceeds, if any, for working capital and general corporate purposes.

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DETERMINATION OF OFFERING PRICE

The selling stockholders will offer common stock at the prevailing market prices or a privately negotiated price as it may determine from time to time.

The offering price of our common stock to be sold by the selling stockholders does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

In addition, there is no assurance that our common stock will trade at market prices in excess of the offering price as prices for common stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

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SELLING STOCKHOLDERS

The following table sets forth certain information as of May 14, 2021 regarding the selling stockholders and the shares of common stock currently owned by them and offered by them in this prospectus. Except as indicated in the footnotes to the following table, the selling stockholders named in the table have sole voting and investment power with respect to the shares set forth opposite their name. The percentage of ownership of the selling stockholders in the following table is based upon 113,908,845 shares of common stock outstanding as of May 14, 2021

Other than as described in the footnotes below, none of the selling stockholders or their affiliates has held a position as an officer or director of the Company, nor do the selling stockholders or any of their affiliates have any material relationship of any kind with us or any of our affiliates. All information with respect to share ownership has been furnished by the selling stockholders. The common stock being offered is being registered to permit secondary trading of the shares and the selling stockholders may offer all or part of the common stock owned for resale from time to time.  Other than as described in the footnotes below, the selling stockholders do not have any family relationships with our officers, directors or controlling stockholders. Furthermore, none of the selling stockholders is a registered broker-dealer or an affiliate of a registered broker-dealer.

The term “selling stockholder” also includes any transferees, pledges, donees, or other successors in interest to the selling stockholders named in the table below. To our knowledge, subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the common stock set forth opposite such person’s name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to any named selling stockholder who is able to use this prospectus to resell the securities registered hereby.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering Assuming All Shares are Sold (1)	Percentage of Common Stock Owned After Offering Assuming All Shares are Sold (1)
-
%
%
-

*	Less than 1%

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PLAN OF DISTRIBUTION

The common stock held by the selling stockholders may be sold, distributed, transferred or otherwise disposed of from time to time by the selling stockholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be sold on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The sale of the selling stockholders’ common stock offered by this prospectus may be effected in one or more of the following methods:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	transactions involving cross or block trades;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	in privately negotiated transactions;
●	short sales after the registration statement, of which this prospectus forms a part, becomes effective;
●	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
●	through the writing of options on the shares;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

In order to comply with the securities laws of certain states, if applicable, the shares of the selling stockholders may be sold in the states only through registered or licensed brokers or dealers. In addition, in certain states, such shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus.

In connection with the sale of the shares of common stock or interests in shares of common stock, the selling stockholders may enter into hedging transactions, provided that to the extent such hedging transactions involve short sales to be covered by the Shares, such transactions occur only after the effective date of the registration statement of which this prospectus forms a part with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of common stock short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the selling stockholders will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholder.

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Brokers, dealers, underwriters, or agents participating in the distribution of the shares held by the selling stockholders as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholders and/or purchasers of the common stock for whom the broker-dealers may act as agent.  The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the selling stockholders. If we are notified by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

With regard only to the shares it sells for its own behalf, each selling stockholder may be deemed an “underwriter” within the meaning of the Securities Act.  This offering as it relates to each selling stockholder will terminate on the date that all shares issued to and issuable to such selling stockholder that are offered by this prospectus have been sold by the selling stockholder.

We may suspend the sale of shares by the selling stockholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

If the selling stockholders use this prospectus for any sale of the shares of common stock, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.

We have agreed to indemnify the selling stockholders against certain liabilities, including under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus

Regulation M

The anti-manipulation rules of Regulation M under the Exchange Act of 1934, as amended (the “Exchange Act”) may apply to sales of our common stock and activities of the selling stockholders.

We have advised the selling stockholders that while they are engaged in a distribution of the shares included in this prospectus it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholders, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 265,000,000, of which 250,000,000 shares shall be Common Stock of the par value of $0.001 per share and 15,000,000 shares shall be Preferred Stock of the par value of $0.001 per share.

Common Stock

Holders of Common Stock are entitled to one vote per share. MICT’s certificate of incorporation, as amended and restated, does not provide for cumulative voting. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. Upon liquidation, dissolution or winding-up, the holders of Common Stock are entitled to share ratably in all of MICT’s assets which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding preferred stock. The holders of Common Stock have no preemptive, subscription, redemption or conversion rights.

Preferred Stock

MICT is authorized to issue up to 15,000,000 shares of preferred stock, par value $0.001 per share, none of which are outstanding. The shares of preferred stock may be issued in series, and each such series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the certificate of designation relating to such series, as approved by MICT’s board of directors and filed with the Delaware Secretary of State.

Prior to the issuance of any series of preferred stock, MICT will further amend its certificate of incorporation by way of a certificate of designation designating such series and its terms. MICT will file a copy of the certificate of designation that contains the terms of each such series of preferred stock with the Delaware Secretary of State and the SEC each time MICT issues a new series of preferred stock. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions, including, as applicable:

●	the designation, stated value and liquidation preference of the series;
●	the number of shares within the series;
●	the offering price:
●	the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;
●	any redemption or sinking fund provisions;
●	the amount that shares of the series shall be entitled to receive in the event of MICT’s liquidation, dissolution or winding-up;
●	the terms and conditions, if any, on which shares of the series shall be convertible or exchangeable for shares of MICT’s stock of any other class or classes, or other series of the same class;
●	the terms and conditions, if any, on which shares of the series shall be convertible or exchangeable for shares of MICT’s stock of any other class or classes, or other series of the same class
●	the conditions and restrictions, if any, on the creation of indebtedness by MICT or by any subsidiary, or on the issuance of any additional stock ranking on a parity with or prior to the shares of the series as to dividends or upon liquidation; and
●	any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of the series.

The issuance of any preferred stock could adversely affect the rights of the holders of Common Stock and, therefore, reduce the value of the Common Stock. The ability of MICT’s board of directors to issue preferred stock could discourage, delay or prevent a takeover or other corporate action.

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Warrants

MICT currently has issued and outstanding warrants to purchase 64,814,337 shares of Common Stock at an average exercise price of $2.73 per share.

Units

MICT currently has no outstanding units.

Transfer Agent and Registrar for Common Stock

The current transfer agent and registrar for MICT is Worldwide Stock Transfer, LLC, located at One University Plaza, Suite 505, Hackensack, NJ 07601.

Listing

MICT Common Stock is listed on Nasdaq under the symbol “MICT”.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 145 of the Delaware General Corporation Law, or Delaware law, inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. We maintain policies insuring our officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

Our certificate of incorporation and bylaws require us to indemnify our directors to the fullest extent permitted under Delaware law or any other applicable law in effect, but if such statute or law is amended, we may change the standard of indemnification only to the extent that such amended statute or law permits us to provide broader indemnification rights to our directors. We must indemnify such officers and employees in the same manner and to the same extent that we are required to indemnify our directors under our certificate of incorporation and bylaws. Our certificate of incorporation limits the personal liability of a director to us or our stockholders to damages for breach of the director’s fiduciary duty. Pursuant to indemnification agreements we entered into with each of our directors, we are further required to indemnify our directors to the fullest extent permitted under Delaware law and our bylaws; provided that each such director shall enjoy the greater of (i) the advancement and indemnification rights permitted under our certificate of incorporation and bylaws for directors and officers as of the date of such indemnification agreement or (ii) the benefits so afforded by amendments thereto.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus were passed upon for us by Ellenoff Grossman & Schole LLP.

EXPERTS

The consolidated financial statements of MICT as of December 31 2019, and for each of the years in the two-year period ended December 31, 2020, have been incorporated by reference herein in reliance upon the report of Ziv Haft, BDO member firm (“Ziv Haft”), an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Micronet as of December 31, 2019 and 2018, and for each of the years in the two-year period ended December 31, 2019, have been incorporated by reference herein in reliance upon the report of Ziv Haft, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of Global Fintech Holdings Intermediate Ltd., which comprise of the balance sheet as of December 31, 2019, and the related statements of operations, accumulated other comprehensive loss, changes in stockholders’ deficit and cash flows for period from inception (November 4, 2019 through December 31, 2019, and the related notes to the financial statements, have been incorporated by reference herein in reliance upon the report of RBSM LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarter and periodic reports, proxy statements and other information with the Securities and Exchange Commission using the Commission’s EDGAR system. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

We have filed a registration statement with the Commission relating to the offering of the shares. The registration statement contains information which is not included in this prospectus. You may inspect or copy the registration statement at the Commission’s public reference facilities or its website.

You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with any information that is different.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.  We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

1.	our definitive proxy statement filed on Schedule 14A dated August 12, 2020 in connection with the Company’s special meeting of stockholders, filed with the SEC on August 12, 2020;

2.	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 31, 2021;

3.	our Current Reports on Form 8-K filed with the SEC on January 7, 2021; February 10, 2021; February 11, 2021; February 16, 2021; March 4, 2021; April 16, 2021;

4.	Our Current Reports on Form 8-K, as amended, filed with the SEC on September 3, 2020, September 3, 2020 and September 4, 2020;

5.	the description of our Common Stock set forth in the registration statement on Form 8-A registering our Common Stock under Section 12 of the Exchange Act, which was filed with the SEC on March 27, 2013, including any amendments or reports filed for purposes of updating such description.

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All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting our Controller, at MICT, Inc., 28 West Grand Avenue, Suite 3, Montvale, NJ 07645, or by telephone at (201) 224-0190. Information about us is also available at our website at www.mict-inc.com. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

16

MICT, INC.

32,936,286 Shares of Common Stock

PROSPECTUS

May 17, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The Company is paying all expenses of the offering.  No portion of these expenses will be borne by the selling security holder. The selling security holder, however, will pay any other expenses incurred in selling its common stock, including any brokerage commissions or costs of sale.  Following is an itemized statement of all expenses in connection with this registration statement.  All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fee	$[ ]
Printing	*
Legal fees and expenses	$[ ]
Accounting fees and expenses	$[ ]
Miscellaneous	*
Total	$[ ]

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of expenses of any offering of securities.

Item 15.   Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or Delaware law, inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. We maintain policies insuring our officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

Our certificate of incorporation and bylaws require us to indemnify our directors to the fullest extent permitted under Delaware law or any other applicable law in effect, but if such statute or law is amended, we may change the standard of indemnification only to the extent that such amended statute or law permits us to provide broader indemnification rights to our directors. We must indemnify such officers and employees in the same manner and to the same extent that we are required to indemnify our directors under our certificate of incorporation and bylaws. Our certificate of incorporation limits the personal liability of a director to us or our stockholders to damages for breach of the director’s fiduciary duty. Pursuant to indemnification agreements we entered into with each of our directors, we are further required to indemnify our directors to the fullest extent permitted under Delaware law and our bylaws; provided that each such director shall enjoy the greater of (i) the advancement and indemnification rights permitted under our certificate of incorporation and bylaws for directors and officers as of the date of such indemnification agreement or (ii) the benefits so afforded by amendments thereto.

Item 16. Exhibits.

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement ***
2.1	Amended and Restated Agreement and Plan of Merger (1)
3.1	Composite Copy of the Certificate of Incorporation.(2)
3.2	Amended and Restated By-Laws.(3)
4.1	Form of March 2021 Warrant Agreement (4)
4.2	Form of Placement Agent Warrant (5)
4.3	Form of Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock***
4.4	Form of Stock Purchase Contract***
4.5	Form of Warrant Agreement and Form of Warrant Certificate***
4.6	Form of Subscription Rights Agreement and Form Subscription Rights Certificate***
4.7	Form of Unit Agreement***
4.8	Form of Unit***
4.9	Form of Indenture*
4.1	Form of Note**+
4.11	Form of Debt Securities***
5.1	Opinion of Ellenoff Grossman & Schole LLP (Primary Offering)**
5.2	Opinion of Ellenoff Grossman & Schole LLP (Secondary Offering)**
23.1	Consent of Ziv Haft, BDO Member (with respect to MICT, Inc.)*
23.2	Consent of Ziv Haft, BDO Member (with respect to Micronet Ltd.)*
23.3	Consent of RBSM LLP*
23.4	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)**
23.5	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.2)**
24.1	Power of Attorney (included in Part II of this Registration Statement)
25.1	Statement of eligibility of Trustee on form T-1***+

The following exhibits are filed with this Registration Statement.

*	Filed herewith.
**	To be filed by amendment.

***	If applicable, to be filed by an amendment or as an exhibit to a report pursuant to section 13(a) or section 15(d) of the Exchange Act and incorporated by reference

+	To be filed pursuant to Rule 305(b)(2) of the Trust Indenture Act.

(1)	Incorporated by reference to Exhibit 2.1 to MICT’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “Commission) in April 20, 2020.

(2)	Incorporated by reference to Exhibit 3.1 to MICT’s Report on Form 10-K for the year ended December 31, 2020 with the Commission on March 31, 2021.

(3)	Incorporated by reference to Exhibit 3.5 to MICT’s Amendment No. 2 to its Registration Statement on Form S-1 (File No. 333-185470), filed with the Commission on March 18, 2013.

(4)	Incorporated by reference to Exhibit 4.1 of MICT’s Current Report on Form 8-K, filed with the Commission on March 4, 2021.

(5)	Incorporated by reference to Exhibit 4.2 to MICT’s Current Report on Form 8-K, filed with the Commission on March 4, 2021.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however , that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(9) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on this 17th day of May, 2021.

MICT, INC.

/s/ Darren Mercer
Name:	Darren Mercer
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Darren Mercer and Moran Amran and each of them, with full power of substitution, such person’s true and lawful attorneys-in-fact and agents for such person, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Darren Mercer	Chief Executive Officer & Chairman of the Board	May 17, 2021
Darren Mercer	(Principal Executive Officer)

/s/ Moran Amran	Controller	May 17, 2021
Moran Amran	(Principal Financial and Accounting Officer)

/s/ John M. Scott	Vice Chairman of the Board of Directors	May 17, 2021
John M. Scott

/s/ Chezy (Yihezkel) Ofir	Director	May 17, 2021
Chezy (Yehezkel) Ofir

/s/ Robert Benton	Director	May 17, 2021
Robert Benton